                                                                  EXECUTION COPY

               5,000,000 NON-CUMULATIVE PERPETUAL PREFERRED SHARES

                            SCOTTISH RE GROUP LIMITED

                             UNDERWRITING AGREEMENT

June 28, 2005

LEHMAN BROTHERS INC.
   As Representative of the
   several underwriters named in Schedule I hereto
c/o LEHMAN BROTHERS INC.
745 Seventh Avenue
New York, NY  10019

Ladies and Gentlemen:

         Scottish Re Group Limited, an exempted company limited by shares organized and existing under the laws of the Cayman Islands (the "Company"), proposes to issue and sell to you and the other underwriters named in Schedule I hereto (the "Underwriters"), for whom you are acting as representative (the
"Representative"), of the Company's Non-Cumulative Perpetual Preferred Shares,
par value $0.01 per share to be issued on the terms set out in the Certificate of Designations as authorized by the resolutions of Pricing Committee of the
Company dated June 28, 2005 and the resolutions of the Board of Directors dated
June 16, 2005 (the "Perpetual Preferred Shares"), the number of Perpetual
Preferred Shares identified in Schedule I hereto (the "Firm Stock"). In addition, the Company proposes to grant to the Underwriters an option to purchase up to an additional 750,000 Perpetual Preferred Shares on the terms and for the purposes set forth in Section 2(b) (the "Option Stock"). The Firm Stock and the Option Stock, if purchased, are hereinafter collectively called the
"Preferred Stock". This is to confirm the agreement concerning the purchase of the Preferred Stock from the Company by the Underwriters named in Schedule I hereto.

SECTION 1.        Representations and Warranties.  The Company represents and warrants to each Underwriter that:

         (a) The Company meets the requirements for the use of Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder (the "Rules"), and has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (file number 333-113030), for the registration of the
Preferred Stock under the Securities Act, which Registration Statement (as defined below) has become effective and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities
Act and no proceedings for that purpose have been instituted or are pending or, to its knowledge, are threatened by the Commission, and any request by the
Commission

for additional information has been complied with. The Registration
Statement meets the requirements set forth in Rule 415(a)(1)(x) under the
Securities Act and complies in all other material respects with such rule. The
Company proposes to file with the Commission pursuant to Rule 424 under the
Securities Act ("Rule 424") a supplement to the form of prospectus included in the registration statement relating to the initial offering of the Preferred
Stock and the plan of distribution thereof and has previously advised you of all further information (financial and other) with respect to the Company to be set forth therein. The term "Registration Statement" means the registration statement, as amended at the date of this Agreement, including the exhibits thereto, financial statements, and all documents incorporated therein by reference pursuant to Form S-3 (the "Incorporated Documents"), and such prospectus as then amended, including the Incorporated Documents, is hereinafter referred to as the "Basic Prospectus"; such supplemented form of prospectus with respect to the offering of the Preferred Stock, in the form in which it shall be filed with the Commission pursuant to Rule 424 (including the Basic Prospectus as so supplemented), is hereinafter called the "Final Prospectus". Any preliminary form of the Final Prospectus which has heretofore been filed pursuant to Rule 424 is hereinafter called an "Interim Prospectus". Any reference herein to the Registration Statement, the Basic Prospectus, any
Interim Prospectus or the Final Prospectus shall be deemed to refer to and include the Incorporated Documents which were filed under the Securities
Exchange Act of 1934, as amended, and the rules and regulations of the
Commission promulgated thereunder (the "Exchange Act"), on or before the date of this Agreement or the issue date of the Basic Prospectus, any Interim Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration
Statement, the Basic Prospectus, any Interim Prospectus or the Final Prospectus
shall be deemed to refer to and include the filing of any Incorporated Documents under the Exchange Act after the date of this Agreement or the issue date of the
Basic Prospectus, any Interim Prospectus or the Final Prospectus, as the case may be, and deemed to be incorporated therein by reference. Copies of the
Registration Statement and each of the amendments thereto have been delivered by the Company to you as Representative of the Underwriters. If the Company has
filed an abbreviated registration statement to register additional shares of
Preferred Stock pursuant to Rule 462(b) under the Securities Act (the "Rule 462
Registration Statement"), then any reference herein to the term "Registration
Statement" shall be deemed to include such Rule 462 Registration Statement. The
Commission has not issued any order preventing or suspending the use of any
Interim Prospectus.

         (b) As of the date hereof, when the Final Prospectus is first filed with the Commission pursuant to Rule 424, when, before the Delivery Date
(hereinafter defined), any amendment to the Registration Statement becomes effective, when, before the Delivery Date, any Incorporated Document is filed with the Commission, when any supplement to the Final Prospectus is filed with the Commission and at the Delivery Date, the Registration Statement, the Final
Prospectus and any such amendment or supplement will comply in all material respects with the applicable requirements of the Securities Act and the Rules, and the Incorporated Documents will comply in all material respects with the requirements of the Exchange Act, or the Securities Act and the Rules,

as applicable, and on the date it became effective, the Registration Statement did not, and, on the date that any post-effective amendment to the Registration
Statement becomes effective, the Registration Statement as amended by such post-effective amendment did not or will not, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; on the date the Final Prospectus is filed with the Commission pursuant to Rule 424 and on the Delivery Date, the Final Prospectus, as it may be amended or supplemented, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and on said dates, the Incorporated Documents will comply in all material respects with the applicable provisions of the Exchange Act, and, when read together with the
Final Prospectus, or the Final Prospectus as it may be then amended or supplemented, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; provided that the foregoing representations and warranties in this paragraph (b) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company by or through the Representative on behalf of any Underwriter specifically for use in connection with the preparation of the Registration Statement, any Interim
Prospectus or the Final Prospectus, as they may be amended or supplemented.

         (c) The only subsidiaries (as defined in Rule 405 of the Securities
Act) of the Company (each, a "Subsidiary") are those listed on Schedule II attached hereto. Each of the Company and the Subsidiaries has been duly organized and is validly existing as a corporation or a company limited by shares in good standing under the laws of its jurisdiction of incorporation.
Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which will not in the aggregate have a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the
Company and the Subsidiaries taken as a whole (a "Material Adverse Effect").
Each of the Company and the Subsidiaries has all requisite power and authority, and all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits (collectively, the "Consents") of and from all public, regulatory or governmental agencies and bodies, to own, lease and operate its properties and conduct its business as now being conducted and as described in the Registration Statement and Final Prospectus, with such exceptions as would not have, individually or in the aggregate, a Material
Adverse Effect. No Consent contains a materially burdensome restriction on the operations of the Company or its Subsidiaries not adequately disclosed in the
Registration Statement and Final Prospectus.

         (d) Each of the Company and the Subsidiaries which is engaged in the business of insurance or reinsurance (each, an "Insurance Subsidiary" and together, the

"Insurance Subsidiaries") holds such insurance license, certificates and permits from governmental authorities (including, without limitation, from the insurance regulatory agencies of the various jurisdictions where it conducts business)
(the "Insurance Licenses") as are necessary to the conduct of its business as described in the Final Prospectus; the Company and each Insurance Subsidiary have fulfilled and performed all obligations necessary to maintain the Insurance
Licenses; there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or investigation that could reasonably be expected to result in the revocation, termination, suspension or limitation of any Insurance
License or otherwise impose any limitation on the conduct of any Insurance
Subsidiary; and no insurance regulatory agency or body has issued or commenced any proceeding for the issuance of, any order or decree impairing, restricting or prohibiting the payment of dividends or the making of any loan by any
Subsidiary to its parent. Except as otherwise described in the Final Prospectus, none of the Insurance Subsidiaries has received any notification from any applicable regulatory authority to the effect that any additional Insurance
Licenses from such regulatory authority are needed to be obtained by such
Insurance Subsidiary in any case where it could be reasonably expected that (i)
any Insurance Subsidiary would in fact be required either to obtain any such additional Insurance Licenses or cease or otherwise limit engaging in certain business and (ii) the failure to have such Insurance Licenses or limiting such business would have, individually or in the aggregate, a Material Adverse
Effect. Each of the Company and its Insurance Subsidiaries is in compliance with all applicable insurance laws, rules, regulations, orders, bylaws and similar requirements which are applicable to it, and has filed all notices, reports, documents or other information required to be filed thereunder, in each case with such exceptions as would not have, individually or in the aggregate, a
Material Adverse Effect.

         (e) All reinsurance treaties and arrangements to which the Company or any Subsidiary is a party as a cedant are in full force and effect; neither the
Company nor any Subsidiary is in material violation of or in material default in the performance, observance or fulfillment of any obligation, agreement, covenant or condition contained therein; neither the Company nor any Subsidiary has received any notice from any other party to such treaties or arrangements that such other party intends not to perform such treaty; and, to the best knowledge of the Company and the Subsidiaries, the Company and the Subsidiaries
have no reason to believe that any other party to such treaties or arrangements will be unable to perform such treaty or arrangement except to the extent adequately and properly reserved for in the consolidated financial statements of the Company included in the Final Prospectus.

         (f) The Company has the authorized capital as set forth in the Final
Prospectus. All of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and have not been issued in violation of or subject to any preemptive or similar rights that entitle or will entitle any person to acquire any such share capital or any security convertible, exchangeable or exercisable into such share capital from the Company upon issuance or sale by the Company of Preferred Stock in the
Offering, except for such rights as may have been

fully satisfied or waived prior to the effectiveness of the Registration
Statement. All of the issued share capital of each Subsidiary has been duly and validly authorized and issued and is fully paid and non-assessable and, except for 5% of the outstanding capital stock of Scottish Re Life Corporation
(formerly ERC Life Reinsurance Corporation), is owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

         (g) The shares of Preferred Stock have been duly and validly authorized and, when delivered by the Company in accordance with this Agreement, will be duly and validly issued, fully paid as to their stated price of $25 per share, and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights that entitle or will entitle any person to acquire any shares of Preferred Stock to be issued in connection therewith from the Company upon issuance thereof by the Company. The Preferred Stock conforms to the descriptions thereof contained in the Final Prospectus. Upon payment for the shares of Preferred Stock to be sold by the Company on the Delivery Date pursuant to this Agreement, and the crediting of such shares of Preferred Stock on the records of the Depository Trust Company ("DTC") to securities accounts in the name of the Underwriters, (A) DTC shall be a "protected purchaser" (within the meaning of Section 8-303 of the Uniform Commercial Code as in effect in the
State of New York (the "Code")), (B) the Underwriters will acquire a valid
"security entitlement" (within the meaning of Section 8-501 of the Code) in respect of such Preferred Stock and (C) no action based on any "adverse claim"
(within the meaning of Section 8-102 of the Code) to such Preferred Stock may be asserted against the Underwriters with respect to such security entitlement (it being assumed that for the purposes of this representation and warranty that when such payment, delivery and crediting occur, (x) such shares of Preferred
Stock will have been registered in the name of Cede & Co. or another nominee designated by DTC, in each case on the Company's share registry in accordance with its certificate of incorporation, by-laws and applicable law, (y) DTC will be registered as a "clearing corporation" within the meaning of Section 8-102 of the Code and (z) appropriate entries to the account(s) of the Underwriters on the records of DTC will have been made pursuant to the Code).

         (h) Each of this Agreement and the Remarketing Agreement, to be dated as of the Delivery Date, between the Company and Lehman Brothers Inc., as
Remarketing Agent (the "Remarketing Agreement") has been duly authorized, executed and delivered by the Company.

         (i) The issue and sale of the shares of Preferred Stock being delivered on the Delivery Date by the Company pursuant to this Agreement and the execution, delivery and performance of this Agreement and the Remarketing
Agreement by the Company and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to any indenture,

mortgage, deed of trust, loan agreement or other agreement, instrument, franchise, license or permit to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or their respective properties or assets may be bound or to which any of the property or assets of the Company or any Subsidiary is subject or give the holder of any of the notes, debentures, or other evidence of indebtedness of the Company or any Subsidiary the right to require repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets, properties or operations of the Company or any Subsidiary or (ii) violate or conflict with any provision of the memorandum of association, articles of association, certificate or articles of incorporation, charter, by-laws or other organizational documents of the Company or any Subsidiary or any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any Subsidiary or any of their respective properties, operations or assets.
No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any Subsidiary or any of their respective properties or assets is required to be made or obtained by the
Company for the execution, delivery and performance of this Agreement or the
Remarketing Agreement or the consummation of the transactions contemplated hereby or thereby, by the Registration Statement and by the Final Prospectus,
including the issuance, sale and delivery of the Preferred Stock to be issued, sold and delivered by the Company hereunder, except (A) the registration of the
Preferred Stock under the Securities Act and the Exchange Act, and (B) such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under the Exchange Act, applicable state securities, Blue Sky or insurance securities laws or the rules of the National Association of Securities Dealers, Inc. (the "NASD") in
connection with the purchase and distribution of the Preferred Stock by the
Underwriters.

         (j) Neither the Company nor any Subsidiary has sustained, since the date of the latest audited financial statements included in the Final
Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Final Prospectus, except for such losses or interferences as would not have, individually or in the aggregate, a Material
Adverse Effect; and, subsequent to the respective dates as of which information is given in the Registration Statement and Final Prospectus, except as set forth in the Registration Statement and Final Prospectus, there has been no material adverse change or any development involving a prospective material adverse change in (i) the general affairs, business, management, prospects, properties, operations, condition (financial or other), surplus, reserves, stockholders'
equity or results of operations (in each case considered either on a statutory or U.S. generally accepted accounting principles ("GAAP") basis, as applicable)
of the Company and its Subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Final Prospectus; (ii) the share capital or long-term debt of the Company; or (iii) the offering or the delivery of the
Preferred

Stock being delivered on the Delivery Date on the terms and in the manner contemplated in the Final Prospectus, whether or not arising from transactions in the ordinary course of business, and since the date of the latest balance sheet presented in the Registration Statement and Final Prospectus, neither the
Company nor any Subsidiary has incurred or undertaken any liabilities or obligations, direct or contingent, or entered into any transactions which are material to the Company and the Subsidiaries taken as a whole, except for liabilities or obligations which are reflected in the Registration Statement and
Final Prospectus.

         (k) The financial statements of the Company, including the notes thereto, and supporting schedules included in the Registration Statement and the
Final Prospectus present fairly in all material respects the financial position of the Company and its consolidated subsidiaries and the other entities for which financial statements are included in the Registration Statement and Final
Prospectus as of the dates indicated and condition and results of operations for the periods specified; except as otherwise stated in the Registration Statement, said financial statements have been prepared in conformity with GAAP in all material respects applied on a consistent basis throughout the periods involved, and the supporting schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein.
No other financial statements or supporting schedules are required to be included in the Registration Statement or Final Prospectus. The other financial and statistical information and data relating to the Company and its consolidated subsidiaries included in the Registration Statement and Final
Prospectus present fairly in all material respects the information included therein and have been prepared on a basis consistent with that of the financial statements included in the Registration Statement and Final Prospectus and the
books and records of the respective entities presented therein.

         (l) The statutory annual and quarterly statements of each of the
Insurance Subsidiaries required to prepare such statements and the statutory balance sheets and income statements included in such statutory annual and quarterly statements, most recently filed in their domiciliary jurisdictions, together with related schedules and notes, have been prepared, in all material respects, in conformity with statutory accounting principles or practices required or permitted by the appropriate insurance department of the jurisdiction of domicile of each such Insurance Subsidiary, and such statutory accounting practices have been applied on a consistent basis throughout the periods involved, except as may otherwise be indicated therein or in the notes thereto, and present fairly, in all material respects, the statutory financial position of each such Insurance Subsidiary as of the dates thereof, and the statutory basis results of operations of each such Insurance Subsidiary for the periods covered thereby.

         (m) Ernst & Young LLP, who have certified certain of the financial statements of the Company and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, whose reports appear in the Final Prospectus and who have delivered the letters referred to in paragraphs (g) and (h) of

Section 7, are independent public accountants as required by the Securities Act, the Exchange Act and the Rules.

         (n) Any real property and buildings held under lease or sublease by the
Company and any Subsidiary are held by them under valid, subsisting and enforceable leases, with such exceptions as would not have, individually or in the aggregate, a Material Adverse Effect and do not interfere with the use made and proposed to be made of such property and buildings by the Company and any
Subsidiary. Neither the Company nor any Subsidiary has received any notice of any claim adverse to their ownership of any real or personal property or of any claim against the continued possession of any real property, whether owned or held under lease or sublease by the Company or any Subsidiary.

         (o) Each of the Company and the Subsidiaries owns or possesses adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, formulae, customer lists, and know-how and other intellectual property
(including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as being conducted and as described in the
Registration Statement and Final Prospectus and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such right of others, which claim, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to result in a Material Adverse Effect. To the best of the Company's knowledge, all material technical information developed by and belonging to the Company which has not been patented has been kept confidential.
Neither the Company nor any Subsidiary has granted or assigned to any other person or entity any right to manufacture, have manufactured, assemble or sell the current products and services of the Company or those products and services described in the Registration Statement and Final Prospectus.

         (p) Except as described in the Registration Statement and Final
Prospectus, there is no judicial, regulatory, arbitral or other legal or governmental proceeding or other litigation, or arbitration, including routine litigation, to which the Company or any Subsidiary is a party or of which any property or assets of the Company or any Subsidiary is the subject which, if determined adversely to the Company or any Subsidiary, would, individually or in the aggregate, have a Material Adverse Effect, and to the knowledge of the
Company, no such proceeding is threatened or contemplated by governmental authorities or threatened or contemplated by others.

         (q) There are no contracts or other documents which are required to be described in the Final Prospectus or filed as exhibits to the Registration
Statement by the Securities Act or by the Rules which have not been described in the Final Prospectus or filed as exhibits to the Registration Statement.

         (r) Neither the Company nor any Subsidiary (i) is in violation of its memorandum or articles of association, certificate or articles of incorporation, charter or by-laws or similar organizational documents, (ii) is in default (and no event has occurred which, with notice or lapse of time or both, would constitute such a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any
Subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) is in violation in any respect of any statute or any judgment, decree, order, rule or regulation of any court or governmental or regulatory agency or body having jurisdiction over the Company or any Subsidiary or any of their properties or assets, except in the case of (ii) or (iii), any violation or default that would not have a Material Adverse Effect.

         (s) Neither of the Company nor any Subsidiary is, nor as of the
Delivery Date will be, an "investment company" as defined in the Investment
Company Act of 1940, as amended (the "Investment Company Act").

         (t) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange
Act) that (i) are designed to ensure that material information relating to the
Company, including its consolidated subsidiaries, is made known to the Company's
Chief Executive Officer and its Chief Financial Officer by others within those entities, particularly during the periods in which the filings made by the
Company with the Commission which it may make under Section 13(a), 13(c), 14 or
15(d) of the Exchange Act are being prepared, (ii) have been evaluated for effectiveness as of the end of the Company's most recent fiscal quarter and
(iii) are effective to perform the functions for which they were established.

         (u) The Company (x) maintains systems of internal controls and processes sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general and specific authorizations;
(ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (y) except as disclosed in the Registration Statement and Final
Prospectus, there has been no material weakness in internal controls since
December 31, 2004 and there have been no significant changes in internal controls or other factors that could materially affect internal controls subsequent to December 31, 2004, except for corrective actions with respect to
(i) any such material weaknesses so disclosed, or (ii) any significant deficiencies identified by the Company prior to the date of this Agreement that would not have a Material Adverse Effect.

         (v) The Company is not aware of any threatened or pending downgrading of any Insurance Subsidiary's financial strength rating from A.M. Best Company,
Inc., Standard & Poor's Rating Services, Inc., Moody's Investor Services or
Fitch Ratings.

         (w) The Company has filed or will file with the Bermuda Registrar of
Companies, as promptly as practicable after the date hereof, the Final
Prospectus, executed as required by and in accordance with all other requirements for such filing under the Bermuda Companies Act of 1981.

         (x) Except as disclosed in the Registration Statement and Final
Prospectus, no holder of securities of the Company has any rights to the registration of securities of the Company because of the filing of the
Registration Statement or otherwise in connection with the sale of the Preferred
Stock contemplated hereby, and any such rights so disclosed have been effectively waived by the holders thereof.

SECTION 2.        Purchase of the Preferred Stock by the Underwriters;
Over-Allotment Option.

         (a) On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell 5,000,000 shares of the Firm Stock to the several Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase the number of shares of the Firm Stock set forth opposite that Underwriter's name in Schedule
I hereto. The respective purchase obligations of the Underwriters with respect to the Firm Stock shall be rounded among the Underwriters to avoid fractional shares, as the Representative may determine.

         (b) In addition, the Company grants to the Underwriters an option to purchase up to 750,000 shares of Option Stock. Such option is granted for the purpose of covering over-allotments in the sale of Firm Stock and is exercisable as provided in Section 4 hereof. Shares of Option Stock shall be purchased severally for the account of the Underwriters in proportion to the number of shares of Firm Stock set forth opposite the name of such Underwriters in
Schedule I hereto. The respective purchase obligation of each Underwriter with respect to the Option Stock shall be adjusted by the Representative so that no
Underwriter shall be obligated to purchase Option Stock other than in 100 share amounts.

         (c) The price of both the Firm Stock and any Option Stock shall be
$24.2125 per share, except that the price of both the Firm Stock and any Option
Stock shall be $24.5 per share when sold by the Underwriters to certain institutions as agreed by the Company and the Representative.

SECTION 3.        Offering of Preferred Stock by the Underwriters. Upon
authorization by the Representative of the release of the Firm Stock, the several Underwriters propose to offer the Firm Stock for sale upon the terms and conditions set forth in the Final Prospectus and in Annex I.

                                       10

SECTION 4.        Delivery of and Payment for the Preferred Stock.

         (a) The Preferred Stock to be purchased by each of the Underwriters hereunder will be represented by one or more definitive global certificates in book-entry form which will be deposited by or on behalf of the Company with The
Depository Trust Company ("DTC") or its designated custodian. The Company will deliver the Preferred Stock to Lehman Brothers Inc., for the account of each
Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer in immediately available funds, by causing DTC to credit the Preferred Stock to the account of Lehman Brothers Inc. at DTC.

         (b) Delivery of the Firm Stock shall be made at the offices of Sullivan
& Cromwell LLP, 125 Broad Street, at 10:00 A.M., New York City time, on the fifth full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representative and the Company. This date and time are sometimes referred to as the "First Delivery
Date." On the First Delivery Date, the Company shall deliver or cause to be delivered certificates representing the Firm Stock to the Representative for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Firm Stock shall be registered in such names and in such denominations as the Representative shall request in writing not less than two full business days prior to the First Delivery Date. For the purpose of expediting the checking and packaging of the certificates for the Firm Stock, the Company shall make the certificates representing the Firm Stock available for inspection by the Representative in New York, New York, not later than 2:00
P.M., New York City time, on the business day prior to the First Delivery Date.
The option granted in Section 2 will expire 30 days after the date of this
Agreement and may be exercised in whole or in part from time to time by written notice being given to the Company by the Representative. Such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by the Representative, when the shares of Option Stock are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the third business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the shares of Option Stock are delivered are sometimes referred to as a "Second Delivery Date" and the Delivery Date and
any Second Delivery Date are sometimes each referred to as a "Delivery Date".

         (c) Delivery of and payment for the Option Stock shall be made at the place specified in the first sentence of the first paragraph of this Section 4
(or at such other place as shall be determined by agreement between the
Representative and the Company) at 10:00 A.M., New York City time, on such
Second Delivery Date. On such Second

                                       11

Delivery Date, the Company shall deliver or cause to be delivered the certificates representing the Option Stock to the Representative for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this
Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Option Stock shall be registered in such names and in such denominations as the Representative shall request in the aforesaid written notice. For the purpose of expediting the checking and packaging of the certificates for the Option Stock, the Company shall make the certificates representing the Option Stock available for inspection by the Representative in
New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to such Second Delivery Date.

SECTION 5.        Further Agreements of the Company.  The Company covenants and agrees:

         (a) To prepare the Final Prospectus in a form approved by the
Representative and to file the Final Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the
Securities Act; to make no further amendment or any supplement to the
Registration Statement or to the Final Prospectus except as permitted herein; to advise the Representative, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Final Prospectus or any amended Final
Prospectus has been filed and to furnish the Representative with copies thereof;
to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Interim Prospectus or the Final Prospectus, of the
suspension of the qualification of the Preferred Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Final Prospectus or for
additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Basic Prospectus, Interim
Prospectus or the Final Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

         (b) To furnish promptly to each of the Representative and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

         (c) To deliver promptly to the Representative such number of the following documents as the Representative shall reasonably request: (i)
conformed copies of the Registration Statement as originally filed with the
Commission and each amendment

                                       12

thereto (in each case excluding exhibits) and (ii) each Interim Prospectus, the
Final Prospectus and any amended or supplemented Final Prospectus; and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Preferred Stock or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when the Final Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Final Prospectus in order to comply with the Securities Act, to notify the Representative and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representative may from time to time reasonably request of such amended or supplemented Final Prospectus which will correct such statement or omission or effect such compliance;

         (d) To file promptly with the Commission any amendment to the
Registration Statement or Final Prospectus or any supplement to the Final
Prospectus that may, in the judgment of the Company or the Representative, be required by the Securities Act or requested by the Commission;

         (e) Prior to filing with the Commission any amendment to the
Registration Statement or supplement to the Final Prospectus or any prospectus pursuant to Rule 424 of the Rules, to furnish a copy thereof to the
Representative and counsel for the Underwriters and obtain the consent of the
Representative to the filing such consent, which consent shall not be unreasonably withheld;

         (f) As soon as practicable after the date of the Final Prospectus, to make generally available to the Company's security holders and to deliver to the
Representative an earnings statement of the Company and its Subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the
Rules (including, at the option of the Company, Rule 158);

         (g) For a period of five years following the date of the Final
Prospectus, upon request by the Representative, to furnish to the Representative copies of all materials furnished by the Company to its shareholders and all public reports and all reports and financial statements furnished by the Company to the Commission pursuant to the Exchange Act;

         (h) Promptly from time to time to take such action as the
Representative may reasonably request to qualify the Preferred Stock for offering and sale under the securities laws of such jurisdictions as the
Representative may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Preferred Stock; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

                                       13

         (i) For a period of 90 days from the date of the Final Prospectus, not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of preferred stock or securities convertible into or exchangeable for preferred stock of the Company (other than the Preferred Stock and shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights), or sell or grant options, rights or warrants with respect to any shares of Preferred Stock or securities convertible into or exchangeable for Preferred Stock (other than the grant of options pursuant to option plans existing on the date hereof), (2)
enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Preferred Stock, whether any such transaction described in clause (1)
or (2) above is to be settled by delivery of Preferred Stock or other securities, in cash or otherwise, or (3) file or cause to be filed a registration statement on Form S-3 or other similar form with respect to any shares of Preferred Stock or securities convertible, exercisable or exchangeable into Preferred Stock or any other securities of the Company, in each case without the prior written consent of Lehman Brothers Inc. on behalf of the
Underwriters; and

         (j) To apply the net proceeds from the sale of the Preferred Stock as set forth in the Final Prospectus.

SECTION 6.        Expenses. The Company agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Preferred Stock and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the
Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any
Interim Prospectus, the Final Prospectus and any amendment or supplement to the
Final Prospectus, all as provided in this Agreement; (d) the costs of producing this Agreement, any supplemental agreement among the Underwriters and any other related documents in connection with the offering, purchase, sale and delivery of the Preferred Stock; (e) any applicable listing or other fees; (f) the fees and expenses of qualifying the Preferred Stock under the securities laws of the several jurisdictions as provided in Section 5(h) and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters not to exceed $10,000); (g) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing or the offering of the Preferred Stock, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the
Company, and travel and lodging expenses of the Representative and officers of the Company and any such consultants; and (h) all other costs and expenses incident to the performance of the obligations of the Company under this
Agreement; provided that,

                                       14

except as provided in this Section 6 and in Section 11 the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Preferred Stock which they may sell and the expenses of advertising any offering of the Preferred Stock made by the
Underwriters.

SECTION 7.        Conditions of Underwriters' Obligations. The respective
obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

         (a) The Final Prospectus shall have been timely filed with the
Commission in accordance with Section 5(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or Final Prospectus or
otherwise shall have been complied with.

         (b) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Preferred Stock, the
Registration Statement and Final Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to the Representative in consultation with counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request.

         (c) LeBoeuf, Lamb, Greene & MacRae LLP shall have furnished to the
Representative their written opinion, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance satisfactory to the Representative, to the effect that:

             (i) Scottish Re (U.S.), Inc., a Delaware corporation, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation with all requisite corporate power to own its properties and conduct its business as described in the Final
         Prospectus.

             (ii) the Preferred Stock to be sold under this Agreement to the
         Underwriters has been approved for listing on the New York Stock
         Exchange, subject to notice of issuance.

             (iii) The Registration Statement is effective under the Securities
         Act and, to our actual knowledge, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof has been issued, and no proceedings therefor have been initiated or threatened by the Commission. All filings required by
         Rule 424(b) of the Rules with respect to the Registration Statement have been made.

                                       15

             (iv) The Registration Statement and the Final Prospectus and any
         amendments thereof or supplements thereto (other than the financial statements and the notes thereto and the schedules and other financial or statistical data included or incorporated by reference therein or omitted therefrom, as to which we express no opinion) appear on their face to be appropriately responsive in all material respects with the requirements of the Securities Act and the Rules. To such counsel's actual knowledge, without due inquiry other than of the attorneys at such counsel's firm who have been involved in the preparation of the
         Registration Statement, all documents required by the Rules to be filed in connection with, incorporated by reference, or described in the
         Registration Statement have been so filed, incorporated by reference or described. The Incorporated Documents (other than the financial statements and the notes thereto and the schedules and other financial and statistical data included or incorporated by reference therein or omitted therefrom, as to which we express no opinion) when they were filed with the Commission (or at the time they were amended, if applicable) appeared on their face to be appropriately responsive in all material respects to the requirements of the Exchange Act.

             (v) The statements contained in the Final Prospectus under the captions "Summary--The Offering" and "Description of the Perpetual
         Preferred Shares," in the Final Prospectus, insofar as they purport to constitute summaries of certain terms of documents referred to therein, fairly summarize such terms in all material respects.

             (vi) The statements in the Final Prospectus under the captions
         "Summary--The Offering--Tax Consequences," "Risk Factors--Changes in
         U.S. Federal Income Tax Law Could Materially Adversely Affect an
         Investment in our Perpetual Preferred Shares," "Risk Factors--If
         Scottish Re or any of its non-U.S. subsidiaries is treated as a controlled foreign corporation or a passive foreign investment company or if any of our non-U.S. insurance subsidiaries generate more than a permissible amount of related person insurance income, U.S. persons who own our perpetual preferred shares may be subject to U.S. federal income taxation on our undistributed earnings and may recognize ordinary income upon disposition of our perpetual preferred shares,"
         "Risk Factors--If we are a controlled foreign corporation or if any of our non-U.S. insurance subsidiaries generate related person insurance income, U.S. tax-exempt organizations that own our perpetual preferred shares may recognize unrelated business taxable income," "Certain Tax
         Considerations--General," "Certain Tax Considerations--Taxation of
         Scottish Re and its Subsidiaries--United States" and "Certain Tax
         Considerations--Taxation of Holders of Perpetual Preferred
         Shares--United States--Taxation of U.S. Holders," insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, fairly summarize such matters and conclusions in all material respects.

                                       16

             (vii) The issuance and sale of the Preferred Stock by the Company, the execution, delivery and performance of this Agreement and the
         Remarketing Agreement, compliance by the Company with all provisions of this Agreement and the Remarketing Agreement and the consummation by the Company of the transactions contemplated thereby, do not and will not conflict with or result in a breach of (A) any of the terms or provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to, any agreement or instrument that is expressed to be governed by New York law and filed (or incorporated by reference) as an exhibit to the Registration Statement, or (B) any New York or Federal
         statute or any rule or regulation of any New York or Federal governmental agency or body having jurisdiction over the Company or any
         Subsidiary or any of their properties.

             (viii) No consent, approval, authorization, order, registration, filing, qualification, license or permit pursuant to U.S. federal law,
         New York law, the Delaware General Corporation Law or the Delaware
         Insurance Code with any U.S. federal, New York or Delaware court or any
         U.S. federal, New York or Delaware public, governmental, or regulatory agency or body having jurisdiction over the Company or any of the
         Subsidiaries or any of their respective properties or assets is required for the issuance, sale and delivery of the Preferred Stock, the execution, delivery and performance of this Agreement and the
         Remarketing Agreement or the consummation by the Company of the transactions contemplated thereby, except for (1) such as may be required under applicable state securities or Blue Sky or insurance securities laws in connection with the purchase and distribution of the
         Preferred Stock by the Underwriters (as to which we express no opinion), (2) such as have been made or obtained under the Securities
         Act and Exchange Act and (3) such as are required by the NASD (as to which we express no opinion).

             (ix) Neither the Company nor any Subsidiary is an investment company as defined in the Investment Company Act.

             (x) This Agreement and the Remarketing Agreement have been duly executed and delivered by the Company to the extent the laws of the
         State of New York apply.

             (xi) Under the laws of the State of New York relating to submission to jurisdiction, the Company has validly (a) submitted to the jurisdiction of any court of the State of New York or any United States federal court, in each case, sitting in the Borough of Manhattan, City and State of New York, for the purpose of any suit, action, or other proceeding arising out of this Agreement or the Remarketing Agreement, or the transaction contemplated by the Final Prospectus (each, a
         "Proceeding"), (b) waived any objection to the venue of any
         Proceeding in any

                                       17

         such court, and (c) appointed CT Corporation Systems for purposes of
         Section 17(b) of this Agreement and Section 15(b) of the Remarketing
         Agreement, assuming (i) the validity of such submission, waiver or appointment under the law of the Company's jurisdiction of incorporation, and (ii) due authorization of this Agreement and the
         Remarketing Agreement by the Company.

                           Such counsel shall also state that in the course of
         the preparation by the Company of the Registration Statement and the
         Final Prospectus, it has participated in conferences with certain officers and employees of the Company, with representatives of Ernst &
         Young LLP, independent public accountants for the Company, with the
         Underwriters and with counsel for the Underwriters, at which conferences the contents of the Registration Statement and the Final
         Prospectus and related matters were discussed, that such counsel has not undertaken to determine independently, do not express an opinion as to, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the
         Registration Statement or the Final Prospectus except to the extent stated expressly in clauses (v) and (vi) above, and that based upon such counsel's examination of the Registration Statement and the Final
         Prospectus and upon the above-described procedures, no facts have come to the attention of such counsel that have caused them to believe that the Registration Statement (it being understood that such counsel has not been requested to comment and do not express any comment with respect to the financial statements and the notes thereto and the related statements, supporting schedules and other financial and statistical information included or incorporated by reference therein or omitted therefrom), at the time the Registration Statement became effective, contained or incorporated by reference any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Final Prospectus (it being understood that such counsel has not been requested to comment and do not express any comment with respect to the financial statements and the notes thereto and the related statements, supporting schedules and other financial and statistical information included or incorporated by reference therein or omitted therefrom), as of its date contained, or, on such
         Delivery Date, contains, any untrue statement of a material fact or omitted, or, on such Delivery Date, omits, to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (d) Maples & Calder shall have furnished to the Representative their written opinion, as Cayman Islands counsel to the Company, addressed to the
Underwriters and dated such Delivery Date, in form and substance satisfactory to the Representative, as set forth in Exhibit A.

         (e) Paul Goldean, General Counsel to the Company, shall have furnished to the Representative his written opinion, as counsel to the Company, addressed to the

                                       18

Underwriters and dated such Delivery Date, in form and substance satisfactory to the Representative, to the effect that:

             (i) Each of the subsidiaries of the Company set forth on Schedule
         III hererto (each a "U.S. Subsidiary") has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation with all requisite corporate power and other necessary authority to own its properties and conduct its business as described in the Final Prospectus.

             (ii) All of the issued share capital of each U.S. Subsidiary has been duly and validly authorized and issued, is fully paid and non-assessable and, except for 5% of the outstanding stock of Scottish
         Re Life Corporation, is owned directly or indirectly by the Company free and clear of all liens, encumbrances, equities or claims.

             (iii) To the best of such counsel's knowledge, and other than as described in the Registration Statement and Final Prospectus, there is no judicial, regulatory, arbitral or other legal or governmental proceeding or other litigation, or arbitration, including routine litigation, to which the Company or any Subsidiary is a party or of which any property of the Company or any Subsidiary is the subject which, individually or in the aggregate, if determined adversely to the
         Company or any Subsidiary, would have a Material Adverse Effect, and to the best of such counsel's knowledge, no such proceeding is threatened or contemplated by governmental authorities or threatened or contemplated by others.

             (iv) To the best of such counsel's knowledge, there are no contracts or other documents which are required to be described in the
         Final Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules which have not been so described or filed as exhibits to the Registration Statement.

             (v) Each of this Agreement and the Remarketing Agreement has been duly authorized, executed and delivered by the Company.

             (vi) The issuance and sale of the Preferred Stock by the Company and the execution, delivery and performance of this Agreement and the
         Remarketing Agreement by the Company and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement, instrument, franchise, license or permit known to such counsel to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or their respective properties or

                                       19

         assets may be bound or to which any of the property or assets of the
         Company or any Subsidiary is subject or give the holder of any of the notes, debentures, or other evidence of indebtedness of the Company or any Subsidiary the right to require repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any
         Subsidiary, or result in the creation or imposition of any lien, charge or encumbrance upon any of the assets, properties or operations of the
         Company or any Subsidiary or violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the
         Company or any Subsidiary or any of their respective properties, operations or assets.

             (vii) No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any Subsidiary or any of their respective properties or assets is required to be made or obtained by the Company for the execution, delivery and performance of this Agreement or the
         Remarketing Agreement or the consummation of the transactions contemplated hereby or thereby, by the Registration Statement and by the Final Prospectus, including the issuance, sale and delivery of the
         Preferred Stock to be issued, sold and delivered by the Company hereunder, except (A) the registration under the Securities Act of the
         Preferred Stock, and (B) such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under the Exchange Act, applicable state securities,
         Blue Sky or insurance securities laws or the rules of the NASD in connection with the purchase and distribution of the Preferred Stock by the Underwriters.

             (viii) The Company and each of the U.S. Subsidiaries that are engaged in the business of insurance or reinsurance (the "U.S.
         Insurance Subsidiaries") holds such Insurance Licenses as are necessary to the conduct of its business as described in the Final Prospectus;
         the Company and each U.S. Insurance Subsidiary have fulfilled and performed all obligations necessary to maintain the Insurance Licenses;
         there is no pending or, to the knowledge of such counsel, threatened action, suit, proceeding or investigation that could reasonably be expected to result in the revocation, termination, suspension or limitation of any Insurance License or otherwise impose any limitation on the conduct of any U.S. Insurance Subsidiary; and no insurance regulatory agency or body has issued, or to such counsel's knowledge, commenced any proceeding for the issuance of, any order or decree impairing, restricting or prohibiting the payment of dividends or the making of any loan by any U.S. Insurance Subsidiary to its parent.

         Such counsel shall also state that he has participated in conferences with representatives of the Company and with representatives of their independent accountants and counsel at which conferences the contents of the
Registration Statement and Final Prospectus and related matters were discussed, and, although he assumes no

                                       20

responsibility for the accuracy, completeness or fairness of the Registration
Statement and Final Prospectus (except as expressly provided above), nothing has come to his attention to cause him to believe that the Registration Statement or
Final Prospectus, as of its date or such Delivery Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (other than the financial statements and other financial information contained or incorporated by reference therein, as to which such counsel expresses no belief).

         (f) The Representative shall have received from Sullivan & Cromwell
LLP, counsel for the Underwriters, such opinion or opinions, dated such Delivery
Date, with respect to the issuance and sale of the Preferred Stock, the
Registration Statement, the Final Prospectus and other related matters as the
Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

         (g) At the time of execution of this Agreement, the Representative shall have received from Ernst & Young LLP a letter or letters, in form and substance satisfactory to the Representative, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under
Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the
Final Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

         (h) With respect to the letter or letters of Ernst & Young LLP referred to in the preceding paragraph and delivered to the Representative concurrently with the execution of this Agreement (the "initial letters"), the Company shall have furnished to the Representative a letter (the "bring-down letter") of such accountants, addressed to the Underwriters and dated such Delivery Date (i)
confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Final
Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letters and
(iii) confirming in all material respects the conclusions and findings set forth in the initial letters.

                                       21

         (i) The Company shall have furnished to the Representative a certificate, dated such Delivery Date, of the Chief Executive Officer and Chief
Financial Officer of the Company, stating that:

             (i) The representations, warranties and agreements of the Company in Section 1 are true and correct as of such Delivery Date; the Company has complied with all its agreements contained herein; and the conditions set forth in paragraph (a) of this Section 7 have been fulfilled; and

             (ii) They have carefully examined the Registration Statement and
         Final Prospectus and, in their opinion (A) as of the date of the Final
         Prospectus, the Registration Statement and Final Prospectus did not
         include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the date of the Final Prospectus, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or
         Final Prospectus which has not been so set forth.

         (j) Since the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Registration Statement
(exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been any change in the share capital, ordinary shares, preferred shares, or long-term debt of the Company or any of the Subsidiaries or any other change (whether or not arising from transactions in the ordinary course of business), or any development involving a prospective change, in or affecting the condition (financial or otherwise) results of operations, business, properties or prospects of the Subsidiaries or the Company taken as a whole, including, without limitation, the occurrence of a fire, flood, explosion or other calamity at any of the properties owned or leased by the Company or any of its Subsidiaries, the effect of which, in any such case described above, is, in the judgment of the Underwriters, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Preferred Stock on the terms and in the manner contemplated in the Final Prospectus (exclusive of any supplement).

         (k) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading of any securities of or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market, (ii) trading in securities on the New York Stock
Exchange, the American Stock Exchange, and the National Association of
Securities Dealers, Inc., shall have been generally suspended, or there shall have been a material disruption in settlement of securities generally, (iii)
minimum or maximum ranges for prices shall have been generally established on the New York Stock Exchange by the Commission or by the New York Stock Exchange,
(iv) a general banking moratorium shall have been declared by federal or New
York State authorities, (v) any major disruption of settlements of securities or clearance services in the United States, or (vi) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by the

                                       22

United States Congress or any other substantial national or international calamity, crisis or emergency (including, without limitation, acts of terrorism)
affecting the United States, in any such case provided for in clauses (i)
through (vi), as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the public offering or delivery of the Preferred Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Final Prospectus.

         (l) On or after the date of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Company's debt securities or the debt securities of any Subsidiary or any Subsidiary's claims paying ability or financial strength by any "nationally recognized statistical rating organization", as such term is defined in Rule 436(g)(2) of the Rules, (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the
Company's debt securities or preferred stock or the debt securities of any
Subsidiary or any Subsidiary's claims paying ability or financial strength and
(iii) the Preferred Stock shall continue to be rated not lower than BB- by
Standard & Poor's and Ba1 by Moody's.

         (m) No Underwriter shall have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement or Final
Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the reasonable opinion of counsel to the Underwriters, is material or omits to state a fact which, in the reasonable opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

         All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to the Representative after consultation with counsel for the Underwriters.

SECTION 8.        Indemnification and Contribution.

         (a) The Company shall indemnify and hold harmless each Underwriter, its directors, officers and employees and each person, if any, who controls any
Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof
(including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Preferred Stock), to which that Underwriter, director, officer, employee or controlling person may become subject, under the
Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any
Interim Prospectus or the Final Prospectus or in any amendment or supplement thereto or the omission or alleged omission to state in the Registration
Statement, any Interim Prospectus or the Final Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Underwriter and each such director, officer,

                                       23

employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Interim Prospectus or the Final Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein which information consists solely of the information specified in Section 8(e), provided, further, that the foregoing indemnity agreement with respect to any
Interim Prospectus shall not inure to the benefit of any Underwriter who failed to deliver a Final Prospectus (as then amended or supplemented, provided by the
Company to the several Underwriters in the requisite quantity and on a timely basis to permit proper delivery on or prior to the Delivery Date) to the person asserting any losses, claims, damages and liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in any Interim Prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured, as determined by a court of competent jurisdiction in a decision not subject to further appeal, in such Final
Prospectus and such Final Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any director, officer, employee or controlling person of that Underwriter.

         (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its officers and employees, each of its directors, and each person, if any, who controls the Company within the meaning of the
Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities
Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any
Interim Prospectus or the Final Prospectus or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in the Registration
Statement, any Interim Prospectus or the Final Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the
Representative by or on behalf of that Underwriter specifically for inclusion therein,

                                       24

which information is limited to the information set forth in Section
8(e), and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the
Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.

         (c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8(a) or (b) except to the extent it has been materially prejudiced by such failure, and provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8(a) or (b).
If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

         (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company

                                       25

on the one hand and the Underwriters on the other from the offering of the
Preferred Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Preferred Stock purchased under this Agreement (before deducting expenses) received by the Company, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the shares of Preferred Stock purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the shares of Preferred
Stock under this Agreement, in each case as set forth in the table on the cover page of the Final Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the shares of Preferred Stock underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act)
shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 8(d) are several in proportion to their respective underwriting obligations and not joint.

         (e) The Underwriters severally confirm and the Company acknowledges that the statements with respect to the public offering of the Preferred Stock by the Underwriters set forth on the cover page of and the paragraphs on discounts and commissions, concessions, reallowance figures and underwriter stabilization appearing under the caption "Underwriting" in the Final Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by

                                       26

or on behalf of the Underwriters specifically for inclusion in the Registration
Statement and Final Prospectus.

SECTION 9.        Defaulting Underwriters.

         If, on either Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Preferred Stock which the defaulting Underwriter agreed but failed to purchase on such Delivery
Date in the respective proportions which the number of shares of Firm Stock set opposite the name of each remaining non-defaulting Underwriter in Schedule I hereto bears to the total number of shares of Firm Stock set opposite the names of all the remaining non-defaulting Underwriters in Schedule I hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Preferred Stock on such Delivery Date if the total number of shares of Preferred Stock which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of shares of Preferred Stock to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of shares of Preferred Stock which it agreed to purchase on such Delivery Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representative who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Preferred Stock to be purchased on such Delivery
Date. If the remaining Underwriters or other underwriters satisfactory to the
Representative do not elect to purchase the shares which the defaulting
Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to the Second Delivery Date, the obligation of the Underwriters to purchase, and of the Company to sell, the Option Stock)
shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 6 and 11. As used in this Agreement, the term "Underwriter" includes, for all purposes of this
Agreement unless the context requires otherwise, any party not listed in
Schedule I hereto who, pursuant to this Section 9, purchases Firm Stock which a defaulting Underwriter agreed but failed to purchase.

         Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other
Underwriters are obligated or agree to purchase the Preferred Stock of a defaulting or withdrawing Underwriter, either the Representative or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Final
Prospectus or in any other document or arrangement.

SECTION 10.       Termination. The obligations of the Underwriters hereunder may be terminated by the Representative by notice given to and received by the
Company prior

                                       27

to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 7(j), 7(k) or 7(l), shall have occurred or if the
Underwriters shall decline to purchase the Preferred Stock for any reason permitted under this Agreement.

SECTION 11.       Reimbursement of Underwriters' Expenses. If the Company shall fail to tender the Preferred Stock for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the
Underwriters' obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel)
incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Preferred Stock, and upon demand the Company shall pay the full amount thereof to the Representative. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

SECTION 12.       Notices, Etc.  All statements, requests, notices and
agreements hereunder shall be in writing, and:

         (a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., 745 Seventh Avenue, New York,
NY 10019, Attention: Syndicate Registration Department, Fax (212) 526-0943, with a copy, in the case of any notice pursuant to Section 8(c), to the Director of
Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park
Avenue, 15th Floor, New York, NY 10022;

         (b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the
Registration Statement, Attention: General Counsel (Fax: (704) 943-2344);
provided, however, that any notice to an Underwriter pursuant to Section 8(c)
shall be delivered or sent by mail, telex or facsimile transmission to such
Underwriter at its address set forth in its acceptance telex to the
Representative, which address will be supplied to any other party hereto by the
Representative upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Lehman Brothers Inc. on behalf of the
Representative.

SECTION 13.       Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity

                                       28

agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of directors of the Company, officers of the
Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

SECTION 14.       Survival. The respective indemnities, representations,
warranties and agreements of the Company and the Underwriters contained in this
Agreement or made by or on behalf on them, respectively, pursuant to this
Agreement, shall survive the delivery of and payment for the Preferred Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

SECTION 15.       Definition of the Term "Business Day". For purposes of this
Agreement, "business day" means each Monday, Tuesday, Wednesday, Thursday or
Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

SECTION 16.       Governing Law.  This Agreement shall be governed by and
construed in accordance with the laws of New York.

SECTION 17.       Submission to Jurisdiction, Service of Process.

         (a) The Company irrevocably (a) submits to the jurisdiction of any court of the State of New York or any United States federal court, in each case, sitting in the Borough of Manhattan, City and State of New York, for the purpose of any Proceeding, (b) agrees that all claims in respect of any Proceeding may be heard and determined in any such court, (c) waives, to the fullest extent permitted by law, any immunity from jurisdiction of any such court or from any legal process therein, (d) agrees not to commence any Proceeding other than in such courts, and (e) waives, to the fullest extent permitted by law, any claim that such Proceeding is brought in an inconvenient forum.

         (b) The Company agrees that service of all writs, process and summonses in any Proceeding against the Company may be made upon CT Corporation System at
111 Eighth Avenue, New York, New York 10011, whom the Company irrevocably appoints as its authorized agent for service of process. The Company represents and warrants that CT Corporation System has agreed to act as the Company's agent for service of process. The Company agrees that such appointment shall be irrevocable until the irrevocable appointment by the Company of a successor in
The City of New York as its authorized agent for such purpose and the acceptance of such appointment by such successor. The Company further agrees to take any and all action, including the filing of any and all documents and instruments that may be necessary to continue such appointment in full force and effect as aforesaid. If CT Corporation System shall cease to act as the agent for

                                       29

service of process for the Company, the Company shall appoint without delay, another such agent and provide prompt written notice to the Representative of such appointment.

SECTION 18.        Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

SECTION 19.       Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                                       30

         If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

                                             Very truly yours,

                                             SCOTTISH RE GROUP LIMITED

                                             By: /s/ E. Murphy
                                                 -----------------------------
                                                 Name:  ELIZABETH MURPHY
                                                 Title: CHIEF FINANCIAL OFFICER

Accepted:

LEHMAN BROTHERS INC.
For themselves and as Representative
of the several Underwriters named
in Schedule I hereto

By LEHMAN BROTHERS INC.

By /s/ Russell Hackmann
   ---------------------------------

Authorized Representative

                                                                         ANNEX I

         (1) Each Underwriter represents and agrees that: (i) it has not offered or sold and, prior to the expiry of a period six months from the date of issuance of the Preferred Stock, will not offer or sell any Preferred Stock to any persons in the United Kingdom, except to persons whose ordinary activities involved them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purpose of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of
Securities Regulations 1995 (as amended); (ii) it has only communicated or caused to be communicated, and will only communicate or cause to be communicated, any invitation or inducement to engage in investment activity
(within the meaning of Section 21 of the Financial Services and Markets Act 2000
("FSMA")) received by it in connection with the issue or sale of any Preferred
Stock in circumstances in which Section 21(1) of the FSMA does not apply to the
Company; and (iii) it has complied, and will comply with, all applicable provisions of the FSMA with respect to anything done by it in relation to the
Preferred Stock in, from or otherwise involving the United Kingdom.

                                       32

                                   SCHEDULE I



Underwriter                                                 Number of Perpetual Preferred Shares to be purchased

Lehman Brothers Inc.                                        2,900,000
Banc of America Securities LLC                              500,000
Bear, Stearns & Co. Inc.                                    500,000
Keefe Bruyette & Woods                                      500,000
Advest, Inc.                                                150,000
Oppenheimer & Co. Inc.                                      150,000
RBC Dain Rauscher Inc.                                      150,000
Stifel, Nicolaus & Company, Incorporated                    150,000



                                 SCHEDULE II

List of Subsidiaries
--------------------

Orkney Holdings, LLC

Orkney Re, Inc.

Scottish Annuity & Life Holdings (Bermuda) Limited

Scottish Annuity & Life Insurance Company (Bermuda) Limited

Scottish Annuity & Life Insurance Company (Cayman) Ltd.

Scottish Annuity & Life International Insurance Company (Bermuda) Limited

Scottish Financial (Luxembourg) S.a.r.l.

Scottish Holdings (Barbados) Ltd.

Scottish Holdings, Inc.

Scottish Re (Dublin) Limited

Scottish Re (U.S.), Inc.

Scottish Re Capital Markets, Inc.

Scottish Re Holdings Limited

Scottish Re Life (Bermuda) Limited

Scottish Re Life Corporation

Scottish Re Limited

Scottish Re PCC Limited (Guernsey)

Scottish Reinsurance Intermediaries (Canada) Inc.

Scottish Solutions, LLC

SRGL Vermogensverwaltungs GmbH (Germany)

Tartan Financial (U.K.)

Tartan Holdings (U.K.) Limited

The Scottish Annuity Company (Cayman), Ltd.

World-Wide Life Assurance S.A. (in liquidation)

                                  SCHEDULE III

Scottish Holdings, Inc.

Scottish Re (U.S.), Inc.

Scottish Re Life Corporation

                                    Exhibit A

                     [Form of Opinion of Maples and Calder]